Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sungy Data Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG Huazhen (SGP)

Beijing, China

August 21, 2013